Exhibit 10.1

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Award Agreement”) is made and entered into as of February 20, 2017 (the “Grant Date”) by and between Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”) and Douglas A. Kessler (the “Participant”).  All capitalized terms in this Award Agreement shall have the meanings assigned to them herein.   Capitalized terms not defined herein shall have the meanings assigned to them in the Company’s 2011 Stock Incentive Plan, as amended by Amendment No. 1 dated May 13, 2014 and Amendment No. 2 dated August 2, 2016 and as the same may be amended from time to time (the “Plan”).

1.             Grant of Restricted Stock.  Pursuant to the terms and conditions of this Award Agreement and the terms and conditions of the Plan, the Company grants to the Participant all rights, title and interest in the record and beneficial ownership of  three hundred fifty nine thousand four hundred seventy seven (359,477) shares (the “Restricted Stock”) of common stock, $0.01 par value per share, of the Company (“Common Stock”), on the terms and conditions and subject to the restrictions set forth in this Award Agreement and the Plan.  The grant of Restricted Stock is made in consideration of the services to be rendered by the Participant to the Company and its Affiliates and is subject to the terms and conditions of the Plan.

2.             Issuance and Transferability.  In the event certificates representing the shares granted hereunder are issued to the Participant such certificates shall be of even date herewith and shall be marked with the following legend:

“The shares represented by this certificate have been issued pursuant to the terms of the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan and the Restricted Stock Award Agreement dated February 20, 2017, and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.”

Such shares are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order of the court in a divorce proceeding.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Participant.  Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or any rights relating to any of the foregoing shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be automatically forfeited by the Participant and all of the Participant’s rights to such shares shall immediately terminate without any payment or consideration by the Company, Advisor and/or their respective Affiliates.

3.             Risk of Forfeiture.  The Participant shall immediately forfeit all rights to any non-vested portion of the Restricted Stock for no consideration in the event of the Participant’s Termination of Service, if applicable, under circumstances that do not cause the Participant to become fully vested under the terms of Section 4.  For the purposes of this Award Agreement, “Termination of Service” shall mean the Participant’s termination of service or employment with the Company and its Affiliates (excluding Advisor), for any reason other than an Involuntary Termination. The Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company and its Affiliates (excluding Advisor), provided that there is no interruption or termination of the Participant’s service.

4.             Vesting.  Subject to Section 3 hereof, the Participant’s rights in the Restricted Stock shall vest, and the Company’s right to repurchase such shares shall lapse:

(a)      with respect to one-third (1/3) of the Restricted Stock on February 20, 2018, and on each subsequent anniversary of said date thereafter that the Participant does not experience a Termination of Service;

(b)      with respect to 100% of the Restricted Stock that has not otherwise vested, upon the Participant’s Involuntary Termination with the Company, death or Disability;

(c)       with respect to 100% of the Restricted Stock that has not otherwise vested, upon a Change of Control of the Company;

(d)      upon a change of control of  Ashford Inc. (the “Advisor”) (as change of control is defined in any employment or other written agreement between the Participant and Advisor, as the same may be amended from time to time (the “Employment Agreement”)), to the extent provided therein, if such change of control of Advisor results in the vesting of this Award under the terms of the Employment Agreement; and

(e)       to the extent provided in the Employment Agreement if an involuntary termination of employment from Advisor causes vesting of this Award under the Employment Agreement.

For the purposes of this Section 4, “Involuntary Termination” means (A) at a time that the Participant is otherwise willing and able to continue providing services, a Termination of Service by the Company without Cause or (B) a Termination of Service by Participant for Good Reason.

5.             Ownership Rights.   Subject to the restrictions set forth in this Award Agreement and the Plan, the Participant is entitled to all voting and ownership rights applicable to the Restricted Stock, including the right to receive any dividends or other distributions that may be paid on the Restricted Stock, regardless of restriction periods with respect to the underlying Restricted Stock.  For purposes of clarity, Participant shall be entitled to dividends or other distributions with respect to all shares of Restricted Stock held thereby, whether vested or unvested.

6.             Reorganization of the Company.   The existence of this Award Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.             Recapitalization Events.   In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all references herein to Common Stock or to Restricted Stock shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Stock.

8.             Certain Restrictions.   By executing this Award Agreement, the Participant acknowledges that he has received a copy of the Plan and agrees that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

9.             Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the grant or vesting of Restricted Stock hereunder, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state, local and other withholding obligations. The Participant may satisfy any federal, state, local or other tax withholding obligation relating to the vesting of Restricted Stock hereunder by tendering cash payment to the Company, or if permitted by the Committee (which permission shall not be unreasonably withheld), by any of the following means: (a) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise held by the Participant as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (b) delivering to the Company previously owned and unencumbered shares of Common Stock. The Company also has the right to withhold from any other compensation payable to the Participant.

10.          Tax Liability.  Notwithstanding any action the Company takes with respect to any or all tax or other tax-related withholding with respect to the Restricted Stock (“Tax-Related Items”), the ultimate liability for all Tax-Related Items (and any associated penalties and interest) is and remains the Participant’s responsibility, and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock, dividends or other distributions with respect to shares of Common Stock received under this Award Agreement, or the subsequent sale or other disposition of any such shares acquired hereunder; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Participant’s liability for Tax-Related Items.

11.          No Right to Continued Service. Neither the Plan nor this Award Agreement shall confer upon the Participant any right to be retained in any capacity as a service provider to the Company, Advisor and/or their respective Affiliates.  Further, nothing in the Plan or this Award Agreement shall be construed to limit the discretion of the Company, Advisor and/or their respective Affiliates to terminate the Participant’s service at any time, with or without Cause.

12.          Compliance with Law.  The issuance of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed.  No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.  The Participant understands that the Company is under no obligation to register any shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

13.          Notices. Any notice required to be delivered to the Company under this Award Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices.  Any notice required to be delivered to the Participant under this Award Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company at the time such notice is to be delivered. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14.          Governing Law.   This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland without regard to conflict of law principles.

15.          Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Participant or the Company to the Committee for review.  The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

16.          Restricted Stock Subject to Plan.  This Award Agreement is subject to the Plan as approved by the Company’s shareholders.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail; provided, that, any such amendment, modification or termination shall not, without the Participant’s consent, materially reduce or diminish the Participant’s rights to the Restricted Stock granted pursuant to this Award Agreement or otherwise increase the Participant’s obligations to the Company.

17.          Successors and Assigns.  The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award Agreement may be transferred in accordance with Section 2.

18.          Severability.  The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.

19.          Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion; provided, that, any such amendment, modification or termination shall not, without the Participant’s consent, materially reduce or diminish the Participant’s rights to the Restricted Stock granted pursuant to this Award

Agreement or otherwise increase the Participant’s obligations to the Company. The grant of the Restricted Stock under this Award Agreement does not create any contractual right or other right to receive any other awards in the future. Future awards, if any, will be at the sole discretion of the Company.

20.          No Guarantee of Tax Consequences.  The Company, its Affiliates, the Board and the Committee make no commitment or guarantee to the Participant (or to any other person claiming through or on behalf of the Participant) that any federal, state, local or other tax treatment will (or will not) apply or be available to any person eligible for benefits under this Award Agreement and assume no liability or responsibility whatsoever for the tax consequences to the Participant (or to any other person claiming through or on behalf of the Participant).

21.          Claw-back Policy. This Award (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, Advisor or any of their respective Affiliates, as applicable, including, without limitation, any claw-back policy adopted to comply with the requirements of any federal or state laws and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.

22.          Amendment. The Committee has the right, without the consent of the Participant, to amend, modify or terminate the Award, prospectively or retroactively; provided, that, such amendment, modification or termination shall not, without the Participant’s consent, materially reduce or diminish the value of the Award determined as if the Award had been vested and settled on the date of such amendment or termination.

23.          No Impact on Other Benefits. The value of the Participant’s Award is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar benefit, as applicable, except as otherwise provided in any employment agreement, service agreement or similar agreement in effect between the Company, Advisor and/or their respective Affiliates and the Participant.

24.          Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

25.          Headings. The headings in this Award Agreement are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

26.          Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Award Agreement.

Executed as of the 20th day of February 2017.

COMPANY:

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer/General Counsel

PARTICIPANT:

/s/ Douglas A. Kessler
DOUGLAS A. KESSLER